                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No.   )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / /  Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                       CV THERAPEUTICS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1.  Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     2.  Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     3.  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     4.  Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     5.  Total fee paid:
         -----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ /  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.  Amount Previously Paid:
         -----------------------------------------------------------------------
     2.  Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     3.  Filing Party:
         -----------------------------------------------------------------------
     4.  Date Filed:
         -----------------------------------------------------------------------

                             CV THERAPEUTICS, INC.
                               3172 PORTER DRIVE
                              PALO ALTO, CA 94304

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 25, 1997

                            ------------------------

TO THE STOCKHOLDERS OF CV THERAPEUTICS, INC.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CV Therapeutics, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, June 25 at 9:00 a.m. local time at 3172 Porter Drive, Palo Alto, California 94304 for the following purpose:

    1. To elect directors to serve for the ensuing year and until their successors are elected.

    2. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 1997.

    3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    The Board of Directors has fixed the close of business on April 30, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          /s/ Alan C. Mendelson

                                          Alan C. Mendelson
                                          SECRETARY

Palo Alto, California
May 16, 1997

    ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                             CV THERAPEUTICS, INC.
                               3172 PORTER DRIVE
                              PALO ALTO, CA 94304

                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 25, 1997

                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed proxy is solicited on behalf of the Board of Directors of CV Therapeutics, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on June 25, 1997, at 9:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company's offices, 3172 Porter Drive, Palo Alto, California 94304. The Company intends to mail this proxy statement and accompanying proxy card on or about May 16, 1997, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

    The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

    Only holders of record of Common Stock at the close of business on April 30, 1997 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 30, 1997, the Company had outstanding and entitled to vote 6,908,047 shares of Common Stock.

    Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon. With respect to the election of directors, stockholders may exercise cumulative voting rights. Under cumulative voting, each holder of Common Stock will be entitled to seven (7) votes for each share held. Each stockholder may give one candidate, who has been nominated prior to voting, all the votes such stockholder is entitled to cast or may distribute such votes among as many such candidates as such stockholder chooses. However, no stockholder will be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and at least one stockholder has given notice at the meeting, prior to the voting, of his or her intention to cumulate votes. Unless the proxyholders are otherwise instructed, stockholders, by means of the accompanying proxy, will grant the proxyholders discretionary authority to cumulate votes.

    All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

    Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 3172 Porter Drive, Palo Alto, California 94304, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

SHAREHOLDER PROPOSALS

    Proposals of stockholders that are intended to be presented at the Company's 1998 Annual Meeting of Stockholders must be received by the Company not later than January 16, 1998 in order to be included in the proxy statement and proxy relating to that Annual Meeting. Stockholders are also advised to review the Company's By-laws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    There are seven nominees for the seven Board positions presently authorized in the Company's By-laws. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company, having been elected by the stockholders.

    Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named below, subject to the discretionary power to cumulate votes. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

    The seven candidates receiving the highest number of affirmative votes cast at the meeting will be elected directors of the Company.

NOMINEES

    The names of the nominees, their ages as of May 15, 1997 and certain information about them are set forth below:

NAME                                                  AGE                              POSITION
------------------------------------------------      ---      ---------------------------------------------------------
Louis G. Lange, M.D., Ph.D......................          48   Chairman of the Board and Chief Executive Officer

Samuel D. Colella...............................          57   Director

Thomas L. Gutshall..............................          59   Director

Barbara J. McNeil, M.D., Ph.D...................          56   Director

J. Leighton Read, M.D...........................          46   Director

Costa G. Sevastopoulos, Ph.D....................          54   Director

Isaac Stein.....................................          50   Director

------------------------

    LOUIS G. LANGE, M.D., PH.D., was a founder of the Company and has served as its Chairman of the Board and Chief Executive Officer since August 1992. From July 1980 to August 1992, Dr. Lange served on the faculty of Washington University School of Medicine, including as Chief of Cardiology at Jewish Hospital in St. Louis, Missouri from May 1985 to August 1992, and as a full professor of medicine from July 1990 until August 1992. Dr. Lange is internationally recognized as an expert in the field of molecular mechanisms of cardiovascular disease. He holds an M.D. from Harvard Medical School and a Ph.D. in biochemistry from Harvard University.

    SAMUEL D. COLELLA has served as a director of the Company since October 1992. Since November 1984, Mr. Colella has been a General Partner of Institutional Venture Partners, a private venture capital firm. He currently serves as Chairman of the Board of Directors of ONYX Pharmaceuticals, Inc. He also serves as a director of Integrated Medical Resources, Inc., Imagyn Medical, Inc., Pharmacopeia, Inc. and Vivus, Inc. Mr. Colella holds a B.S. in business and engineering from the University of Pittsburgh and an M.B.A. from Stanford University.

    THOMAS L. GUTSHALL has served as a director of the Company since December 1994 and as a consultant to the Company since September 1996. Since August 1996, Mr. Gutshall has served as the Chief Executive Officer of Cepheid Corporation, a diagnostics company. From January 1995 to September 1996, he served as President and Chief Operating Officer of the Company. From June 1989 until December 1994,

Mr. Gutshall served as an Executive Vice President at Syntex Corporation, a pharmaceutical and healthcare company. Mr. Gutshall earned a B.S. in chemical engineering from the University of Delaware and completed the Executive Marketing Management Program at Harvard Business School.

    BARBARA J. MCNEIL, M.D., PH.D., has served as a director of the Company since December 1994. Since 1990, Dr. McNeil has served as the Ridley Watts Professor of Health Care Policy at Harvard Medical School. In addition, since July 1988, she has served as the Chair of the Department of Health Care Policy at Harvard Medical School. Since 1983, she has been a professor of radiology at both Harvard Medical School and Brigham and Women's Hospital in Boston. Dr. McNeil also serves as a director of Patient Infosystems, Inc. Dr. McNeil holds an M.D. from Harvard Medical School and a Ph.D. in biological chemistry from Harvard University.

    J. LEIGHTON READ, M.D., has served as a director of the Company since September 1992. Dr. Read founded Aviron, a biopharmaceutical company focused on prevention of disease, and has served as its Chairman and Chief Executive Officer since April 1992. In 1987, he co-founded Affymax N.V. with Dr. Alejandro Zaffaroni, serving initially as its Executive Vice President and Chief Operating Officer and later as President of the Pharma Division and as a Managing Director of the parent company. Prior to that, he was a partner in Interhealth Limited, an investment partnership. Dr. Read trained in internal medicine and held appointments at the Harvard Medical School and School of Public Health, where his research dealt with techniques for assessing the cost-effectiveness of pharmaceutical products. He is a co-inventor of Affymax's VLSIPS-TM- technology, combining photolithography and combinatorial chemistry for which he shared in the Newcomb Cleveland Prize awarded for the best paper of the year SCIENCE and the Distinguished Inventor Award of the Intellectual Property Association. Dr. Read holds a B.S. in biology and psychology from Rice University and an M.D. from the University of Texas Health Science Center at San Antonio.

    COSTA G. SEVASTOPOULOS, PH.D., has served as a director of the Company since October 1992. Since May 1994, Dr. Sevastopoulos has been an independent consultant and a limited partner of Delphi Ventures I and II, both venture capital partnerships. From April 1988 to April 1994, he served as a general partner of Delphi BioVentures, a venture capital partnership, which he co-founded. Dr. Sevastopoulos currently serves as Chairman of the Board of Directors of Metra Biosystems, Inc. He holds a B.S. in physics from the University of Athens, Greece, an M.S. in electrical engineering from the California Institute of Technology, an M.B.A. from the European Institute of Business Administration in Fontainebleau, France, and a Ph.D. in molecular biology from the University of California at Berkeley.

    ISAAC STEIN has served as a director of the Company since March 1995. Since its inception, Mr. Stein has served as the president of Waverley Associates, Inc., a private investment firm, which he founded in 1983. In addition, Mr. Stein currently serves as Chairman of Stanford Health Services and is a director of Stanford University Hospital and a Trustee of Stanford University. He also serves as the Chairman of the UCSF - Stanford Health Care, formed in 1997 for the proposed merger of clinical activities of UCSF and Stanford University. From February 1993 to February 1994, Mr. Stein served as a special assistant to the President of Stanford University. From July 1990 to December 1992, he served as Chairman of Esprit de Corp., an apparel company, and from March 1991 to February 1992, he served as its acting President and Chief Executive Officer. Mr. Stein currently serves as a director of ALZA Corporation, Raychem Corporation, and The Benham Group. Mr. Stein holds a B.A. in economics and mathematics from Colgate University, an M.B.A. from Stanford Business School and a J.D. from Stanford Law School.

                       THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

BOARD COMMITTEES AND MEETINGS

    During the fiscal year ended December 31, 1996, the Board of Directors held five meetings. The Board has an Audit Committee and a Compensation Committee.

    The Audit Committee was constituted in September 1996 and meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommend to the Board the independent auditors to be retained; and receive and consider the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of three non-employee directors: Messrs. Colella and Gutshall and Dr. McNeil. It did not meet during the fiscal year ended December 31, 1996.

    The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of three non-employee directors: Mr. Colella and Drs. Read and Sevastopoulos. It met two times during the fiscal year ended December 31, 1996.

    During the fiscal year ended December 31, 1996, all directors except Dr. McNeil attended at least 75% of the aggregate of the meetings of the Board and of the committees on which they served, held during the period for which they were a director or committee member, respectively.

                                   PROPOSAL 2
               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1997 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since its inception in 1990. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

    Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's By-laws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

    The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of April 10, 1997 by: (i) each stockholder who is known by the Company to own beneficially more than 5% of the Common Stock; (ii) the Company's Chief Executive Officer and its next four most highly compensated officers during the fiscal year ended December 31, 1996 (collectively, the "Named Executive Officers"); (iii) each nominee for director of the Company; and (iv) all directors and executive officers of the Company as a group.

                                                                                                SHARES BENEFICIALLY
                                                                                                     OWNED(1)
                                                                                              -----------------------
                                                                                                            PERCENT
BENEFICIAL OWNER                                                                                NUMBER     OF TOTAL
--------------------------------------------------------------------------------------------  ----------  -----------
Entities affiliated with Biogen, Inc. (2) ..................................................     669,857        9.70%
  14 Cambridge Center
  Cambridge, MA 02142

Zesiger Capital Group, LLC (3) .............................................................     650,500        9.42
  320 Park Avenue
  New York, NY 10022

Samuel D. Colella (4) ......................................................................     603,406        8.66

Entities affiliated with Institutional Venture Management V., L.P. (5) .....................     586,406        8.43
  3000 Sand Hill Road
  Building 2, Suite 290
  Menlo Park, CA 94025

Entities affiliated with Delphi Ventures II, L.P. (6) ......................................     367,979        5.32
  3000 Sand Hill Road
  Building 1, Suite 135
  Menlo Park, CA 94025

Entities affiliated with BankAmerica Ventures (7) ..........................................     367,186        5.32
  950 Tower Lane, Suite 700
  Foster City, CA 94404

Entities affiliated with Asset Management Associates, 1989, L.P. (8) .......................     314,398        4.54
  2275 East Bayshore Road, Suite 150
  Palo Alto, CA 94303

Louis G. Lange, M.D., Ph.D. (9).............................................................     311,019        4.38

Kathleen A. Stafford (10)...................................................................      72,221        1.04

Andrew A. Wolff, M.D. (11)..................................................................      68,677       *

Michael M. Wick, M.D., Ph.D. (12)...........................................................      63,128       *

Thomas L. Gutshall (13).....................................................................      59,339       *

Isaac Stein (14)............................................................................      40,999       *

J. Leighton Read, M.D. (15).................................................................      23,221       *

Costa G. Sevastopoulos, Ph.D. (16)..........................................................      21,292       *

Barbara J. McNeil, M.D., Ph.D. (17).........................................................      18,499       *

                                                                                                SHARES BENEFICIALLY
                                                                                                     OWNED(1)
                                                                                              -----------------------
                                                                                                            PERCENT
BENEFICIAL OWNER                                                                                NUMBER     OF TOTAL
--------------------------------------------------------------------------------------------  ----------  -----------
George F. Schreiner, M.D., Ph.D. (18).......................................................      35,533       *

All directors and executive officers as a group (10 persons)(19)............................   1,281,801       17.21

------------------------

*   Represents beneficial ownership of less than 1%.

(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, if any, filed with the Securities and Exchange Commission (the "Commission"). Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Beneficial ownership also includes shares of stock subject to options and warrants currently exercisable or convertible, or exercisable or convertible within 60 days of the date of this table. Except as indicated by footnote, and subject to community property laws where applicable, to the knowledge of the Company, all persons named in the table above have sole voting and investment power with respect to all shares of Common Stock, shown as beneficially owned by them. Percentage of beneficial ownership is based on 6,908,047 shares of Common Stock outstanding as of April 10, 1997, adjusted as required by rules promulgated by the Commission.

(2) Consists of 669,857 shares held by Biotech Manufacturing Ltd., a wholly owned subsidiary of Biogen, Inc.

(3) Zesiger Capital Group, LLC has dispositive power pursuant to authority granted by its investment clients. Zesiger Capital Group, LLC disclaims beneficial ownership of all such shares.

(4) Includes 17,000 shares issuable upon the exercise of options, 15,667 of which would be subject to repurchase by the Company as of June 9, 1997, if issued. Also includes the shares identified in footnote (5) below. Mr. Colella is a general partner of IVM, the general partner of IVP. Mr. Colella disclaims beneficial ownership of the shares listed in footnote (5), except to the extent of his pecuniary interests therein.

(5) Consists of 9,578 shares held by Institutional Ventures Management V, L.P. ("IVM"), 531,828 shares held by Institutional Venture Partners V, L.P. ("IVP"), 775 shares issuable upon the exercise of outstanding warrants held by IVM exercisable within 60 days of April 10, 1997 and 44,225 shares issuable upon the exercise of outstanding warrants held by IVP exercisable within 60 days of April 10, 1997. Mr. Colella, a director of the Company, is a general partner of IVM. IVM is the general partner of IVP. Mr. Colella disclaims beneficial ownership of the shares held by IVM and IVP, except to the extent of his pecuniary interests therein.

(6) Consists of 1,904 shares held by Delphi BioInvestments II, L.P. ("BioInvestments"), 353,326 shares held by Delphi Ventures II, L.P. ("Ventures"), 64 shares issuable upon the exercise of an outstanding warrant held by BioInvestments exercisable within 60 days of April 10, 1997 and 12,685 shares issuable upon the exercise of an outstanding warrant held by Ventures exercisable within 60 days of April 10, 1997. Dr. Sevastopoulos, a director of the Company, is a limited partner of Delphi Management Partners II, which is the general partner of BioInvestments and Ventures. Dr. Sevastopoulos disclaims beneficial ownership of the shares held by BioInvestments and Ventures, except to the extent of his pecuniary interests therein.

(7) Consists of 30,468 shares held by BA Venture Partners II, 274,218 shares held by BankAmerica Ventures and 62,500 shares held by Bank of America NT&SA.

(8) Consists of 267,828 shares held by Asset Management Associates 1989, L.P. ("AMA"), 37,070 shares held by Asset Management Partners and 9,500 shares issuable upon the exercise of an outstanding warrant held by AMA exercisable within 60 days of April 10, 1997.

(9) Includes 195,000 shares issuable upon the exercise of options, 112,500 of which would be subject to repurchase by the Company as of June 9, 1997, if issued. Also includes 7,500 shares held in the Louis Lange Family Trust. Dr. Lange disclaims beneficial ownership of the shares held in the Louis Lange Family Trust, except to the extent of his pecuniary interests therein.

(10) Includes 47,000 shares issuable upon the exercise of options, 31,675 of which would be subject to repurchase by the Company as of June 9, 1997, if issued and 2,500 shares issuable upon the exercise of an outstanding warrant exercisable within 60 days of April 10, 1997.

(11) Includes 67,500 shares issuable upon the exercise of options, 52,075 of which would be subject to repurchase by the Company as of June 9, 1997, if issued.

(12) Includes 60,000 shares issuable upon the exercise of options, 43,750 of which would be subject to repurchase by the Company as of June 9, 1997, if issued.

(13) Includes 27,714 shares issuable upon the exercise of options, 15,750 of which would be subject to repurchase by the Company as of June 9, 1997, if issued. Also includes 4,125 shares held in the Gutshall Family Trust and 500 shares issuable upon the exercise of an outstanding warrant held in the Gutshall Family Trust exercisable within 60 days of April 10, 1997. Mr. Gutshall terminated his employment in September 1996 but continues to serve as a member of the Company's Board of Directors and as a consultant to the Company.

(14) Includes 26,000 shares issuable upon the exercise of options, 25,583 of which would be subject to repurchase by the Company as of June 9, 1997, if issued. Also includes 4,375 shares held in the Stein 1995 Revocable Trust and 625 shares issuable upon the exercise of an outstanding warrant held in the Stein 1995 Revocable Trust exercisable within 60 days of April 10, 1997.

(15) Includes 15,500 shares issuable upon the exercise of options, 15,375 of which would be subject to repurchase by the Company as of June 9, 1997, if issued.

(16) Includes 21,000 shares issuable upon the exercise of options, 20,583 of which would be subject to repurchase by the Company as of June 9, 1997, if issued.

(17) Includes 16,000 shares issuable upon the exercise of options, 15,583 of which would be subject to repurchase by the Company as of June 9, 1997, if issued.

(18) Dr. Schreiner terminated his employment with the Company in January 1997.

(19) Includes 541,339 shares issuable upon the exercise of options and warrants held by all current directors and executive officers that are exercisable within 60 days from April 10, 1997, 348,541 of which would be subject to repurchase by the Company as of June 9, 1997, if issued. See footnotes (4) and (9)-(17).

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934, as amended, (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by Commission regulation to furnish the Company with copies of all
Section 16(a) forms they file.

    To the Company's knowledge, based solely upon a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1996, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND KEY EMPLOYEES

    The names of the executive officers and key employees of the Company and their ages as of May 15, 1997 are as follows:

NAME                                                  AGE                              POSITION
------------------------------------------------      ---      ---------------------------------------------------------
Louis G. Lange, M.D., Ph.D......................          48   Chairman of the Board and Chief Executive Officer

Kathleen A. Stafford............................          39   Chief Financial Officer

Michael M. Wick, M.D., Ph.D.....................          51   Senior Vice President, Research

Andrew A. Wolff, M.D............................          42   Vice President, Clinical Research and Development

Michael J. Sterns, D.V.M........................          38   Director of Business Development

------------------------

    KATHLEEN A. STAFFORD has served as Chief Financial Officer of the Company since December 1995. From May 1995 to December 1995, Ms. Stafford served as a consultant to the Company in the area of financial affairs. From January 1994 to October 1994, Ms. Stafford served as a Vice President and the Chief Financial Officer for ONYX Pharmaceuticals, Inc., a biotechnology company. From February 1989 until January 1994, Ms. Stafford served as a Treasurer for Amgen, Inc., a biopharmaceutical company. Ms. Stafford holds a B.S. in combined science from Santa Clara University and an M.B.A. from Virginia Polytechnic Institute.

    MICHAEL M. WICK, M.D., PH.D., has served as Senior Vice President, Research for the Company since November 1995. From May 1995 to November 1995, Dr. Wick served as Vice President, Biological Chemistry for the Company. From September 1990 until May 1995, he served as the Executive Director of Oncology-Immunology Research and Discovery at Lederle Laboratories, American Cyanamid Inc., a pharmaceutical company. In addition, from May 1994 to May 1995, he served as the Executive Director of Clinical Research for Oncology and Chairman of the Joint Immunex American Cyanamid Research and Development Committee. He holds an M.D. from Harvard Medical School and a Ph.D. in chemistry from Harvard University.

    ANDREW A. WOLFF, M.D., has served as Vice President of Clinical Research and Development for the Company since September 1996. From September 1994 to September 1996, Dr. Wolff served as Vice President of Clinical Research for the Company. From June 1993 until September 1994, Dr. Wolff served as the Executive Director of Medical Research and New Molecules Clinical Programs Leader for Syntex, a pharmaceutical and healthcare company. From July 1990 until June 1993, Dr. Wolff served as the Director, Department for Cardiovascular Therapy for Syntex. In addition, from August 1992 to February 1993, he served as the acting Associate Director for Europe, Institute for Cardiovascular and Central Nervous System Clinical Research, Maidenhead, England. Since June 1988, Dr. Wolff has served also as an assistant clinical professor of medicine in the Cardiology Division of the University of California, San Francisco. He holds an M.D. from the Washington University Medical School.

    MICHAEL J. STERNS, D.V.M., has served as the Director of Business Development for the Company since February 1995. From March 1993 until February 1995, Dr. Sterns served as the Senior Director, Business Development for Microcide Pharmaceuticals, Inc., a biopharmaceutical company. From October 1990 to March 1993, he served as Director, Business Development for ALZA Corporation, a pharmaceutical company. Dr. Sterns holds a D.V.M. from the University of California at Davis and an M.B.A. from the University of California at Berkeley.

    See "Election of Directors--Nominees" for a brief description of the education background and business experience of Dr. Lange.

                             EXECUTIVE COMPENSATION

DIRECTOR COMPENSATION

    Other than Isaac Stein and Barbara McNeil, who receive $1,000 per meeting attended as described below, the Company's directors currently do not receive cash compensation for service on the Board of Directors or any committee thereof, but directors may be reimbursed for reasonable expenses in connection with attendance at Board and committee meetings.

    In July 1994, the Board of Directors adopted and in July 1995, the stockholders approved the Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). On September 23, 1996, the Board of Directors amended and restated, and on October 29, 1996, the stockholders approved the amended and restated Directors' Plan. There are currently 250,000 shares of Common Stock authorized for issuance under the Directors' Plan.

    The Directors' Plan provides for automatic grants of options to purchase shares of Common Stock to non-employee directors of the Company ("Non-Employee Directors"). Pursuant to the terms of the Directors' Plan, each Non-Employee Director is automatically granted an option to purchase shares of Common Stock. On September 8, 1996, each Non-Employee Director was granted an option to purchase 500 shares. These options vest at the rate of 1/36 per month. Upon the amendment and restatement of the Directors' Plan, each Non-Employee Director was granted an additional option to purchase 15,000 shares. Each subsequently elected Non-Employee Director will also be granted an option to purchase 15,000 shares at his or her election. These options for 15,000 shares vest as to 33.33% of the shares 12 months from the date of grant, and at the rate of 1/36 per month thereafter, if the Non-Employee Director provides services to the Company or its affiliates through the applicable vesting date. In addition, at each annual meeting of the Company's stockholders starting in 1997, each Non-Employee Director will be granted an option to purchase 5,000 shares, which will vest 12 months from the date of grant if the Non-Employee Director provides services to the Company or its affiliates through such date.

    The exercise price of options granted under the Directors' Plan must equal the fair market value of the Common Stock on the date of grant; provided, however, that prior to the September 1996 amendment and restatement of the Directors' Plan, the exercise price of options granted to any person possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its affiliates was 110% of the fair market value on the date of grant. No option granted under the Directors' Plan may be exercised after the expiration of ten years from date it was granted.

    As of April 10, 1997, options to purchase approximately 100,000 shares of Common Stock had been granted under the Directors' Plan, 3,496 shares of Common Stock has been issued upon the exercise of options, options to purchase 96,500 shares of Common Stock were outstanding and 150,000 shares remained available for future grant.

    Upon certain changes in control of the Company, outstanding options will be assumed or substituted by the surviving corporation. The Directors' Plan will terminate in September 2006, unless earlier terminated by the Board.

    Under the terms of a Separation and Consulting Agreement between the Company and Thomas L. Gutshall, the Company accepted Mr. Gutshall's resignation as President and Chief Operating Officer effective September 2, 1996 and Mr. Gutshall agreed to continue to serve as a member of the Company's Board of Directors and to serve as a consultant to the Company through December 31, 1998. Pursuant to this agreement, Mr. Gutshall received $22,500 as compensation for his consulting services in the fiscal year ended December 31, 1996. Mr. Gutshall will receive $3,500 per month as consulting fees during the fiscal years ending December 31, 1997 and 1998.

    Under the terms of a Consulting Agreement for Individual Consultants between the Company and Barbara J. McNeil, M.D., Ph.D., the Company agreed to pay a fixed fee of $1,000 per day as compensation for Dr. McNeil's services. In the fiscal year ended December 31, 1996, Dr. McNeil earned $2,000 as compensation for her services. The Company paid that amount to Dr. McNeil in 1997. The Company may terminate this agreement for any reason upon written notice.

    Under the terms of a Consulting Agreement for Individual Consultants between the Company and Isaac Stein, Mr. Stein received $6,000 as compensation for his services in the fiscal year ended December 31, 1996. In addition, in September 1996, the Company granted Mr. Stein an option to purchase 10,000 shares of Common Stock outside the Directors' Plan at an exercise price of $2.50 per share. The option vests over a three year period. The Company may terminate the agreement for any reason upon written notice.

    As compensation for consulting services rendered in the fiscal year ended December 31, 1996, the Company paid Dr. Sevastopoulos $30,000 in 1997. In addition, in September 1996, the Company granted him an option to purchase 5,000 shares of Common Stock at an exercise price of $2.50 per share. The option vests over a three year period.

COMPENSATION OF EXECUTIVE OFFICERS

    The following table sets forth for the fiscal years ended December 31, 1995 and 1996 certain compensation awarded or paid to, or earned by the Named Executive Officers:

                           SUMMARY COMPENSATION TABLE

                                                                                                   LONG-TERM
                                                                                                 COMPENSATION
                                                                 ANNUAL COMPENSATION             -------------
                                                      -----------------------------------------   SECURITIES
                                                                                 OTHER ANNUAL     UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION                  YEAR     SALARY($)    BONUS($)    COMPENSATION($)    OPTIONS(#)    COMPENSATION($)
-----------------------------------------  ---------  ---------  ------------  ----------------  -------------  ----------------
Louis G. Lange, M.D., Ph.D. .............       1995    250,000       --            30,000(1)         55,000           --
  Chairman of the Board and Chief               1996    250,000     35,000(2)       94,242(3)         65,000           --
  Executive Officer

Kathleen A. Stafford ....................       1995      5,000       --              --              35,250         95,425(4)
  Chief Financial Officer                       1996    109,800     12,500(5)         --              14,250           --

Michael M. Wick, M.D., Ph.D. ............       1995    160,045     30,000            --              62,500           --
  Senior Vice President, Research               1996    190,000     15,000(6)         --              27,500           --

Andrew W. Wolff, M.D. ...................       1995    175,500     17,500            --               7,500           --
  Vice President, Clinical Research and         1996    184,000     20,000(7)         --              22,500           --
  Development

George F. Schreiner, M.D., Ph.D. ........       1995    159,750       --            26,625(1)         12,800           --
  Vice President, Clinical Research and         1996    163,000      5,000(9)       22,785(10)        15,000           --
  Development (8)

------------------------

 (1) Consists of amounts forgiven on loan obligations.

 (2) Consists of $10,000 paid in 1996 based upon Dr. Lange's performance in 1995 and $25,000 representing the dollar value of shares awarded in 1997 based upon Dr. Lange's performance in 1996. The dollar value was calculated by multiplying the market value on the day prior to the date of grant ($8.50) by the number of shares awarded.

 (3) Consists of $92,880 forgiven on loan obligations and $1,362 paid to satisfy related tax obligations. See "Certain Transactions."

 (4) Consists of fees paid for consulting services. Ms. Stafford served as a consultant to the Company from May 1995 through November 1995 before becoming the Chief Financial Officer on December 1, 1995.

 (5) Consists of the dollar value of shares awarded in 1997 based upon Ms. Stafford's performance in 1996. See footnote (2) for calculation of stock award.

 (6) Consists of $10,000 paid in 1996 based upon Dr. Wick's performance in 1995 and $5,000 representing the dollar value of shares awarded in 1997 based upon Dr. Wick's performance in 1996. See footnote (2) for calculation of stock award.

 (7) Consists of $10,000 paid in 1996 based upon Dr. Wolff's performance in 1995 and $10,000 representing the dollar value of shares awarded in 1997 based upon Dr. Wolff's performance in 1996. See footnote (2) for calculation of stock award.

 (8) Dr. Schreiner terminated his employment with the Company in January 1997.

 (9) Consists of a cash bonus paid in 1996 based upon Dr. Schreiner's performance in 1995.

(10) Consists of $15,066 forgiven on loan obligations, $219 paid to satisfy related tax obligations and $7,500 in mortgage assistance. See "Certain Transactions."

                       OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth each grant of stock options made during the fiscal year ended December 31, 1996 to each of the Named Executive Officers:

                                                                                                            POTENTIAL REALIZABLE
                                                                  INDIVIDUAL GRANTS
                                            --------------------------------------------------------------    VALUE AT ASSUMED
                                              NUMBER OF      PERCENTAGE OF                                  ANNUAL RATES OF STOCK
                                             SECURITIES      TOTAL OPTIONS                                   PRICE APPRECIATION
                                             UNDERLYING       GRANTED TO                                     FOR OPTION TERM(3)
                                               OPTIONS       EMPLOYEES IN        EXERCISE      EXPIRATION   ---------------------
NAME                                         GRANTED(#)    FISCAL YEAR(%)(1)  PRICE($/SH)(2)      DATE       5% ($)     10% ($)
------------------------------------------  -------------  -----------------  ---------------  -----------  ---------  ----------
Louis G. Lange, M.D., Ph.D................      65,000(4)          18.21              2.50       09/09/06     684,525   1,186,246

Kathleen A. Stafford......................      12,000(5)           3.36              2.50       09/09/06     126,374     218,999
                                                 2,250(6)           0.63              2.50       03/27/06      23,695      41,062

Michael M. Wick, M.D., Ph.D...............      27,500(5)           7.72              2.50       09/09/06     289,607     501,873

Andrew A. Wolff, M.D......................      22,500(5)           6.32              2.50       09/09/06     236,951     410,624

George F. Schreiner, M.D., Ph.D. (7)......      15,000              4.21              2.50       04/07/97           0           0

------------------------

(1) Based on an aggregate of options to purchase 356,290 shares of the Company's Common Stock granted to employees and directors of, and consultants to, the Company during the fiscal year ended December 31, 1996, including the Named Executive Officers.

(2) The exercise price per share of each option was equal to the fair market value of the Common Stock on the date of grant as determined by the Board of Directors.

(3) The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated assuming that the Company's initial public offering price of $8.00 per share appreciates from the date of grant at the indicated annual rate compounded annually for the entire term of the option and the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the optionee is possible unless the stock price increases over the option term.

(4) Twenty percent of the option vests one year from the vesting commencement date, with subsequent vesting at a rate of 1.67% each month until fully vested. The option expires ten years from the date of grant or earlier upon termination of employment.

(5) Twenty-four percent of the option vests one year from the vesting commencement date, with subsequent vesting at a rate of two percent per month until fully vested. The option expires ten years from the date of grant or earlier upon termination of employment.

(6) The option is fully vested and expires ten years from the date grant or earlier upon termination of employment.

(7) In connection with the termination of Dr. Schreiner's employment, the option to purchase 15,000 shares did not vest and was cancelled on April 7, 1997.

 AGGREGATE OPTION EXERCISES IN FISCAL 1996 AND DECEMBER 31, 1996 OPTION VALUES

    The following table sets forth the number and value of securities underlying unexercised options held by each of the Named Executive Officers at December 31, 1996. No options were exercised by the Named Executive Officers in the fiscal year ended December 31, 1996.

                                                             NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                        UNDERLYING UNEXERCISED OPTIONS     IN-THE-MONEY OPTIONS
                                                           AT DECEMBER 31, 1996(#)       AT DECEMBER 31, 1996($)
NAME                                                     EXERCISABLE/UNEXERCISABLE(1)   EXERCISABLE/UNEXERCISABLE(2)
------------------------------------------------------  ------------------------------  --------------------------
Louis G. Lange, M.D., Ph.D............................              195,000/0                     890,350/0
Kathleen A. Stafford..................................               39,500/0                     165,505/0
Michael M. Wick, M.D., Ph.D...........................               60,000/0                     251,400/0
Andrew A. Wolff, M.D..................................               52,500/0                     219,975/0
George F. Schreiner, M.D., Ph.D.......................               68,025/0                     337,237/0

------------------------

(1) As of December 31, 1996, of the 195,000, 39,500, 60,000, 52,500 and 68,025
    option shares held by Louis G. Lange, M.D., Ph.D., Kathleen A. Stafford, Michael M. Wick, M.D., Ph.D., Andrew A. Wolff, M.D. and George F. Schreiner, M.D., Ph.D., 125,750, 27,200, 47,650, 40,175 and 33,383 option shares, respectively, were unvested and subject to repurchase by the Company, if exercised.

(2) Based on the fair market value of the Company's Common Stock at December 31, 1996 ($6.69) minus the exercise price of the options.

                                  STOCK PLANS

1994 EQUITY INCENTIVE PLAN

    The Company's 1994 Equity Incentive Plan (the "Incentive Plan") was adopted by the Board of Directors in February 1994, approved by the stockholders in March 1994, amended by the Board in February 1995 and April 1995, approved by the stockholders in July 1995, amended by the Board in September 1996 and approved by the stockholders in October 1996. There are currently 800,000 shares of Common Stock authorized for issuance under the Incentive Plan.

    The Incentive Plan provides for the grant of incentive stock options under the Internal Revenue Code of 1986, as amended (the "Code") and stock appreciation rights appurtenant thereto, to employees (including officers and employee-directors) and nonstatutory stock options, restricted stock purchase awards and stock bonuses to employees, directors and consultants. The Incentive Plan is administered by the Compensation Committee of the Board of Directors, which has been delegated the Board's authority to administer the Plan. The Compensation Committee determines recipients and types of awards to be granted, including the exercise price, number of shares subject to the award and the exercisability thereof. The Compensation Committee has granted authority to the Chief Executive Officer to grant stock options to existing employees and new employee hires at Director position level and below in accordance with guidelines established by the Compensation Committee.

    The terms of stock options granted under the Incentive Plan generally may not exceed 10 years. The exercise price for an incentive stock option cannot be less than 100% of the fair market value of the Common Stock on the date of the option grant and the exercise price for a nonstatutory stock option cannot be less than 85% of the fair market value of the Common Stock on the date of the option grant. Options granted under the Incentive Plan vest at the rate specified in the option agreement. Options may include provisions allowing exercise of any part or all of the options prior to full vesting. Any unvested shares so purchased shall be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate.

    The Board of Directors has the authority, with the consent of affected holders, to reprice outstanding options and stock appreciation rights and to offer optionees the opportunity to replace outstanding options or stock appreciation rights with new options or stock appreciation rights for the same or a different number of shares.

    Restricted stock purchase awards granted under the Incentive Plan may be granted pursuant to a repurchase option in favor of the Company in accordance with a vesting schedule and at a price determined by the Board of Directors. Stock bonuses may be awarded in consideration of past services without a purchase payment. Rights under a stock bonus or restricted stock bonus agreement may not be transferred except where such assignment is required by law or expressly authorized by the terms of the applicable stock bonus or restricted stock purchase agreement. Stock appreciation rights granted under the Incentive Plan may be tandem rights, concurrent rights or independent rights.

    Upon certain changes in control of the Company, not subject to Board approval, outstanding options shall be fully vested. In addition, outstanding stock awards shall be assumed, substituted or continued by the surviving corporation or parent thereof. In the event the surviving corporation or its parent refuses to assume, substitute or continue such awards, then such awards shall be terminated if not exercised prior to the change of control.

    As of April 10, 1997, options to purchase approximately 780,564 shares of Common Stock had been granted under the Incentive Plan, 92,115 shares of Common Stock had been issued upon the exercise of options, options to purchase 528,402 shares of Common Stock were outstanding and 179,469 shares remained available for future grant. In addition, 13,879 shares of Common Stock had been awarded in the form of stock bonuses. As of April 10, 1997, no restricted stock awards or stock appreciation rights had been granted under the Incentive Plan.

    The Incentive Plan will terminate in September 2006, unless sooner terminated by the Board of Directors.

1992 STOCK OPTION PLAN

    The Company's 1992 Stock Option Plan (the "1992 Stock Plan") was adopted by the Board of Directors in November 1992, amended by the Board in March 1993 and September 1993, approved by the stockholders in November 1993, amended by the Board in September 1996 and approved by the stockholders in October 1996. The Company has reserved 345,000 shares of Common Stock for issuance under the 1992 Stock Plan.

    The 1992 Stock Plan provides for grants of incentive stock options to employees and nonstatutory stock options to employees, directors and consultants of the Company. The 1992 Stock Plan is administered by the Compensation Committee of the Board of Directors, which determines recipients and types of awards to be granted, including the exercise price, number of shares subject to the award and the exercisability thereof. The Compensation Committee has granted authority to the Chief Executive Officer to grant stock options to existing employees and new employee hires at Director position level and below in accordance with guidelines established by the Compensation Committee.

    The terms of a stock option granted under the 1992 Stock Plan generally may not exceed 10 years. Options granted pursuant to the 1992 Stock Plan become exercisable at a rate specified in the option agreement. Options may include provisions allowing exercise of any part or all of the options prior to full vesting. Any unvested shares so purchased shall be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate. The exercise price of options granted under the 1992 Stock Plan is determined by the Board of Directors; provided that, in the case of an incentive stock option, the exercise price cannot be less than 100% of the fair market value of the Common Stock on the date of grant, and in the case of a nonstatutory stock option, the exercise price cannot be less than 85% of the fair market value of the Common Stock on the date of grant.

    Upon certain changes in control of the Company, not subject to Board approval, outstanding options shall be fully vested and shall be assumed, substituted or continued by the surviving corporation or parent thereof. In the event the surviving corporation or its parent refuses to assume, substitute or continue such options, then such options shall be terminated if not exercised prior to the change of control.

    As of April 10, 1997, options to purchase 448,566 shares of Common Stock had been granted under the 1992 Stock Plan, 120,767 shares of Common Stock had been issued upon the exercise of options, options to purchase 199,720 shares of Common Stock were outstanding and 24,500 shares remained available for future grant.

    The 1992 Stock Plan will terminate in November 2002, unless terminated sooner by the Board of Directors.

EMPLOYEE STOCK PURCHASE PLAN

    The Company's Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board of Directors in September 1996 and approved by the stockholders in October 1996 covering an aggregate of 150,000 shares of Common Stock. The Purchase Plan is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Code. Under the Purchase Plan, the Board of Directors may authorize participation by eligible employees, including officers, in periodic offerings following the adoption of the Purchase Plan. The offering period for any offering will be no more than 27 months. The Board of Directors has not currently authorized an offering under the Purchase Plan.

    Employees are eligible to participate if they are employed by the Company or an affiliate of the Company designated by the Board of Directors provided that employees who are not employed at least 20 hours per weeks or five months per year may be excluded. Employees who participate in an offering can have up to 15% (or such lower percentage specified by the Board of Directors) of their earnings withheld pursuant to the Purchase Plan and applied, on specified dates determined by the Board of Directors, to the purchase of shares of Common Stock. The price of Common Stock purchased under the Purchase Plan may not be less than 85% of the lower of the fair market value of the Common Stock on the commencement date of each offering period or the relevant purchase date. Employees may end their participation in an offering at any time during the offering period, and participation will end automatically on termination of employment with the Company.

    In the event of certain changes of control, the Company and the Board of Directors has discretion to provide that each right to purchase Common Stock will be assumed or an equivalent right substituted by the successor corporation, or the Board may shorten the offering period and provide for all sums collected by payroll deductions to be applied to purchase stock immediately prior to the change in control.

    The Purchase Plan will terminate at the Board's discretion.

                  REPORT OF THE COMPENSATION COMMITTEE OF THE
                BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION(1)

    The Compensation Committee (the "Committee") of the Board of Directors reviews and recommends to the Board of Directors for approval the Company's executive compensation policies. From January 1996 through September 10, 1996, the Committee consisted of directors Samuel D. Colella, Louis G. Lange, M.D., Ph.D., Costa G. Sevastopoulos, Ph.D. and J. Leighton Read, M.D. From September 10, 1996 through December 31, 1996, the Committee consisted of Mr. Colella and Drs. Sevastopoulos and Read. The following is the report of the Committee describing the compensation policies and rationales applicable to the Company's executive officers with regard to the compensation payable to such executive officers for the fiscal year ended December 31, 1996.

COMPENSATION PHILOSOPHY

    The goal of the Company's compensation policies is to align executive compensation with business objectives and corporate performance and to attract and retain executives who contribute to the long-term success and value of the Company. Compensation for the Company's executive officers consists of a base salary and potential bonus, as well as potential incentive compensation through stock options and stock ownership. Although in 1996 the Company had no formal incentive bonus program, the Company awarded cash and stock bonuses as set forth below. The Company plans to implement a formal incentive bonus plan for 1997. The Committee considers the total current and potential long-term compensation of each executive officer in establishing each element of compensation.

BASE SALARY

    The base salary component is designed to compensate executive officers competitively at levels necessary to attract and retain qualified executives in the pharmaceutical and biotechnology industry. The base salary for each officer is set on the basis of personal performance, the salary levels in effect for comparable positions within the Company's principal competitors, in accordance with published pharmaceutical and biotechnology compensation survey information, and internal comparability considerations. As a general matter, the base salary for each executive officer is initially established through negotiation at the time the officer is hired, taking into account such officer's qualifications, experience, prior salary, and competitive salary information. Year-to-year adjustments to each executive officer's base salary are based upon personal performance for the year and changes in the general level of base salaries of persons in comparable positions within the industry.

BONUSES

    Although the Company had no formal bonus plan in 1996, the executive officers of the Company were eligible to receive cash bonuses based upon achievement of individual and corporate goals in 1995 and stock bonuses based upon achievement of individual and corporate goals in 1996. The amounts of such bonuses for executive officers other than the Chief Executive Officer were based upon the recommendation of the Chief Executive Officer, subject to review and approval of the Compensation Committee and the Board of Directors. The amounts of such bonuses for the Chief Executive Officer were determined by the Compensation Committee subject to the review and approval of the Board of Directors. The Company plans to implement a formal incentive bonus plan in 1997.

------------------------

(1) The material in this report is not "soliciting material," is not deemed "filed" with the Commission, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the "1933 Act") or the 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

LONG-TERM INCENTIVES

    The Committee provides the Company's executive officers with long-term incentive compensation through grants of stock options under the Company's 1992 Stock Option Plan and 1994 Equity Incentive Plan. The Committee believes that stock options provide the Company's executive officers with the opportunity to purchase and maintain an equity interest in the Company and to share in the appreciation of the value of the Company's Common Stock. The Committee believes that stock options directly motivate an executive to maximize long-term stockholder value. The options also utilize vesting periods (generally four years) that encourage key executives to continue in the employ of the Company. All options granted to executive officers to date have been granted at the fair market value of the Company's Common Stock on the date of grant. The Committee considers the grant of each option subjectively, considering factors such as the individual performance of the executive officer and the past and anticipated future contribution of the executive officer to the attainment of the Company's long-term strategic performance goals. Long-term incentives granted in prior years are also taken into consideration.

CHIEF EXECUTIVE OFFICER COMPENSATION

    The compensation of the Chief Executive Officer is reviewed annually on the same basis as discussed above for all executive officers. In 1996, Louis G. Lange received a base salary of $250,000. Dr. Lange's salary was determined on the basis of negotiations between the Board of Directors and Dr. Lange with due regard for his qualifications, experience, prior salary, and competitive salary information. Dr. Lange's base salary for 1996 was established in part by comparing the base salaries of chief executive officers at other biotechnology and pharmaceutical companies of similar size. Dr. Lange received a $10,000 cash bonus in 1996 based upon his performance during 1995 and a stock bonus valued at $25,000 in 1997 which was paid for his performance during 1996. In 1996, the Company also forgave the interest due as of December 31, 1995, on four promissory notes executed by Dr. Lange in favor of the Company and granted Dr. Lange an option to purchase 65,000 shares of Common Stock. As with other executive officers, total compensation was based on the Company's accomplishments and Dr. Lange's contribution thereto, including the clinical progress made on CVT-124, the in-licensing of ranolazine, the license of a novel inflammatory factor to Bayer AG and the Company's initial public offering.

SECTION 162(m)

    The Board has considered the potential effect of Section 162(m) of the Internal Revenue Code of 1996, as amended on compensation paid to the Company's executive officers. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1.0 million in any taxable year for each of the executive officers named in the proxy statement. The Company's 1994 Equity Incentive Plan includes provisions intended to ensure that the Company may deduct compensation arising from stock options without regard to the limitation. The Company has adopted a policy that, where reasonably practicable, the Company will seek to ensure that other compensation paid to its executive officers will be deductible under Section 162(m).

    In approving the amount and form of compensation for the Company's executive officers, the Committee will continue to consider all elements of the cost to the Company of providing such compensation, including the potential impact of
Section 162(m).

    From the 1996 members of the Compensation Committee of CV Therapeutics, Inc.

                                          Samuel D. Colella, Chairman
                                          Louis G. Lange, M.D., Ph.D.
                                          Costa G. Sevastopoulos, Ph.D.
                                          J. Leighton Read, M.D.

                     PERFORMANCE MEASUREMENT COMPARISON(1)

    The following graph shows the total stockholder return of an investment of $100 in cash since the Company's initial public offering of Common Stock on November 19, 1996 through December 31, 1996 for (i) the Company's Common Stock,
(ii) the Nasdaq Stock Market (U.S.) Index ("Nasdaq") and (iii) the Nasdaq Pharmaceutical Index ("Nasdaq Pharmaceutical"). All values assume reinvestment of the full amount of all dividends, although dividends have not been declared on the Company's Common Stock.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                    CV THERAPEUTICS, INC.   NASDAQ    NASDAQ PHARMACEUTICAL
November 19, 1996                    $100       $100                    $100
December 31, 1996                     $84       $103                    $106

------------------------

(1) This section is not "soliciting material," is not deemed "filed" with the Commission and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

PRIVATE PLACEMENT TRANSACTIONS

    All of the Preferred Stock issued in the Company's private placement transactions (collectively, the "Private Placement Transactions") converted into Common Stock on a 1-for-10 basis upon the closing of the Company's initial public offering of Common Stock. The price per share and number of shares presented herein reflect the 1-for-10 reverse stock split of the Company's Common Stock effected in October 1996.

    From January 1, 1996 through December 31, 1996, the Company issued in Private Placement Transactions an aggregate of 653,592 shares of Series G Preferred Stock and warrants to purchase an aggregate of 980,392 shares of Common Stock at a purchase price of $20.00 per unit (with each unit consisting of one share of Series G Preferred Stock and one warrant to purchase 1.50 shares of Common Stock at an exercise price of $2.50 per share). The following table summarizes the purchase of such shares and warrants by executive officers, directors and 5% stockholders of the Company and persons and entities associated with them.

                                                                                 SERIES G          WARRANTS TO
                                                                                 PREFERRED       PURCHASE COMMON
INVESTOR                                                                         STOCK(#)           STOCK(#)
---------------------------------------------------------------------------  -----------------  -----------------
DIRECTORS AND EXECUTIVE OFFICERS
Louis G. Lange, M.D., Ph.D.................................................          1,250              1,875
Kathleen A. Stafford.......................................................          2,500              3,750
Michael M. Wick, M.D., Ph.D................................................          1,250              1,875
Thomas L. Gutshall(1)......................................................          1,250              1,875
Isaac Stein(2).............................................................          1,250              1,875

ENTITIES AFFILIATED WITH DIRECTORS
Entities affiliated with Institutional Venture Management V, L.P.(3).......         45,000             67,500
Entities affiliated with Delphi Ventures II, L.P.(4).......................         26,700             40,050

OTHER 5% STOCKHOLDERS
Zesiger Capital Group, LLC.................................................        150,000            181,716
Entities affiliated with BankAmerica Ventures..............................        150,000            225,000
Entities affiliated with Asset Management Associates, 1989, L.P............         38,350             57,525

------------------------

(1) Includes shares and warrants held by the Gutshall Family Trust.

(2) Includes shares and warrants held by the Stein 1995 Revocable Trust.

(3) Mr. Colella, a director of the Company, is a general partner of Institutional Ventures Management V, L.P., the general partner of Institutional Venture Partners V, L.P. He disclaims beneficial ownership of the shares held by those entities, except to the extent of his pecuniary interests therein.

(4) Dr. Sevastopoulos, a director of the Company, is a limited partner of Delphi Management Partners II, which is the general partner of Delphi Ventures II, L.P. He disclaims beneficial ownership of the shares held by those entities, except to the extent of his pecuniary interests therein.

LOANS

    The Company has provided Louis G. Lange, M.D., Ph.D., Chairman of the Board of Directors and Chief Executive Officer, with several loans. In August 1992, the Company provided a loan in the principal amount of $500,000 at an annual interest rate of 7.0%, pursuant to a promissory note secured by a deed of trust on Dr. Lange's residence (the "1992 Note"). In June 1993, the Company provided a loan in the principal amount of $25,000, at an annual interest rate of 5.33%, pursuant to a promissory note secured by a stock pledge of 2,500 shares of Common Stock held by Dr. Lange (the "1993 Note"). In June 1995, in connection with the exercise of an option to purchase Common Stock, the Company provided a loan in the principal amount of $37,500, at an annual interest rate of 7.31%, pursuant to a promissory note secured by a pledge of 15,000 shares of Common Stock held by Dr. Lange (the "1995 Note"). In August 1996, the Company provided a loan to Dr. Lange in the principal amount of $25,000, at an annual interest rate of 6.84%, pursuant to a promissory note secured by a pledge of 2,500 shares of Common Stock held by Dr. Lange (the "1996 Note").

    In September 1996, the Company amended all four notes. Under the terms of each amended note, the loans bear interest at the rate of 6.53% compounded semi-annually and the outstanding principal amount is due on the earliest of December 31, 2001, the termination of employment or a change in control. At the same time, the Company forgave all interest due on the four loans as of December 31, 1995 ($92,880). In addition, the Company will pay Dr. Lange an amount necessary to compensate him for any taxes that he may incur due to the interest forgiveness as well as the following amounts for mortgage assistance: $50,000 in 1997, $40,000 in 1998, $30,000 in 1999, $20,000 in 2000 and $10,000 in 2001. The
forgiveness of the accrued interest on the notes to Dr. Lange was accounted for as compensation expense in the period in which the interest was deemed to have been forgiven.

    The largest aggregate principal amount outstanding on the four notes in 1996 was $587,500. Upon the closing of the Company's initial public offering, Dr. Lange sold 23,039 shares of Common Stock at the initial public offering price of $8.00 per share to the Company to satisfy $150,000 of the 1992 Note and certain tax obligations arising from such sale. In connection with the stock sale, the Company amended and restated the stock pledge agreements executed in connection with the 1993 Note, 1995 Note and 1996 Note. Under the terms of an Amended and Restated Stock Pledge Agreement, the 1993 Note, 1995 Note and 1996 Note are secured by a stock pledge of 13,750 shares of Common Stock held by Dr. Lange. As of April 15, 1997, an aggregate principal amount of $437,500 remained outstanding on the four notes.

    In connection with the 1992 Note, the Company entered into a letter agreement of Credit Terms and Conditions with Imperial Bank, dated August 11, 1992, pursuant to which Imperial Bank provided a loan to the Company in the principal amount of $500,000, at an annual interest rate equal to the greater of 2.0% per year in excess of Imperial Bank's prime lending rate or $250 (the "Imperial Loan"). The loan was guaranteed by Institutional Venture Partners V, L.P. ("IVP") pursuant to a Continuing Guarantee dated August 11, 1992 (the "IVP Guarantee"). Mr. Colella, a director of the Company, is a General Partner of IVP. In consideration for the IVP Guarantee, Dr. Lange executed a Guaranty and Pledge Agreement dated August 18, 1992 in which he provided a guarantee of reimbursement and pledged shares in favor of IVP. The Company paid off the Imperial Loan in September 1996.

    In June 1995, in connection with the exercise of an option to purchase Common Stock, the Company provided a loan to Thomas L. Gutshall, a director of the Company who then served as President and Chief Operating Officer, in the principal amount of $62,500, at an annual interest rate of 7.31%, pursuant to a promissory note secured by a pledge of 25,000 shares of Common Stock held by Mr. Gutshall. In connection with a Separation and Consulting Agreement effective as of September 2, 1996, the Company amended the note to provide that the loan bears interest at the rate of 6.53% compounded semi-annually and the outstanding principal amount is due on the earliest of December 31, 2001, the voluntary termination of association or a change in control. The largest aggregate principal amount outstanding on the note in 1996 and the aggregate principal amount outstanding on the note as of April 15, 1997 was $62,500.

    In November 1992, the Company provided a loan to George F. Schreiner, M.D., Ph.D., who served as Vice President, Medical Science and Preclinical Research from January 1993 through January 1997, in the principal amount of $75,000, at an annual interest rate of 6.5%, pursuant to a promissory note secured by a deed of trust on Dr. Schreiner's residence. In September 1996, the Company amended the note. Under the terms of the amended note, the loan bore interest at the rate of 6.53% compounded semi-annually and the outstanding principal amount was due on the earliest of December 31, 2001, the termination of employment or a change in control. The largest aggregate principal amount outstanding in 1996 was $75,000. In January 1997, Dr. Schreiner resigned from the Company. In April 1997, Dr. Schreiner repaid the outstanding principal amount and accrued interest on the note.

OTHER TRANSACTIONS/RELATIONSHIPS

    In October 1996, the Company entered into indemnification agreements with its directors and officers for the indemnification of, and advancement of expenses to, such persons to the full extent permitted by law. The Company intends to execute such agreements with its future directors and officers.

OTHER MATTERS

    The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ Alan C. Mendelson

                                          Alan C. Mendelson
                                          SECRETARY

May 16, 1997

    A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: CATHERINE FERANDIN, CV THERAPEUTICS, INC. 3172 PORTER DRIVE, PALO ALTO, CA 94304.

                             CV THERAPEUTICS, INC.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 25, 1997

    The undersigned hereby appoints Louis G. Lange, M.D., Ph.D. and Kathleen A. Stafford, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of CV Therapeutics, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of CV Therapeutics, Inc. to be held at 3172 Porter Drive, Palo Alto, California 94304 on Wednesday, June 25, 1997 at 9:00 a.m., (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

    UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

    MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

               To elect directors whether by cumulative voting or
PROPOSAL 1.    otherwise, to hold office until the next Annual Meeting of
               Stockholders and until their successors are elected.
               / /  FOR all nominees listed below
                  (except as marked to the contrary below).

NOMINEES       Louis G. Lange, M.D., Ph.D.
               Samuel D. Colella
               Thomas L. Gutshall
               Barbara J. McNeil, M.D., Ph.D.

               / /  WITHHOLD AUTHORITY to vote for
                  all nominees listed below.
NOMINEES       J. Leighton Read, M.D.
               Costa G. Sevastopoulos, Ph.D.
               Isaac Stein

PROPOSAL 1.

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S), WRITE SUCH NOMINEE(S)' NAME(S)
                                     BELOW

--------------------------------------------------------------------------
--------------------------------------------------------------------------

-------------

-------------

                  MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 2.

PROPOSAL 2.    To ratify selection of Ernst & Young LLP independent
               auditors of the Company for its fiscal year ending December
               31, 1997.

PROPOSAL 2.


            / /  FOR            / /  AGAINST            / /  ABSTAIN
                                             Dated _______________________, 1997
                                             ___________________________________
                                             ___________________________________
                                                        Signature(s)

                                             PLEASE SIGN EXACTLY AS YOUR NAME
                                             APPEARS HEREON. IF THE STOCK IS
                                             REGISTERED IN THE NAMES OF TWO OR
                                             MORE PERSONS, EACH SHOULD SIGN.
                                             EXECUTORS, ADMINISTRATORS,
                                             TRUSTEES, GUARDIANS AND
                                             ATTORNEYS-IN-FACT SHOULD ADD THEIR
                                             TITLES. IF SIGNER IS A CORPORATION,
                                             PLEASE GIVE FULL CORPORATE NAME AND
                                             HAVE A DULY AUTHORIZED OFFICER
                                             SIGN, STATING TITLE. IF SIGNER IS A
                                             PARTNERSHIP, PLEASE SIGN IN
                                             PARTNERSHIP NAME BY AUTHORIZED
                                             PERSON.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE
            WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.